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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         August 26, 1999
                                                -------------------------------

                             SMARTFLEX SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

      Delaware                     000-26472                  33-0581151
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   (State or other               (Commission              (IRS  Employer
   jurisdiction of               File Number)            Identification No.)
   incorporation)


     14312 Franklin Avenue, Tustin, California                   92781
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      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (714) 838-8737
                                                  -----------------------------



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 6, 1999, among Saturn Electronics & Engineering, Inc. ("Saturn"), SSI Acquisition Corp. ("SSI"), a wholly owned subsidiary of Saturn, and Smartflex Systems, Inc. (the "Company"), on July 14, 1999, SSI commenced a tender offer (the "Offer") to purchase all outstanding shares of the Company's common stock, $.0025 par value (the "Shares"), at a price of $10.50 per Share, net to the seller in cash. On August 26, 1999, SSI accepted for payment the 6,312,388 Shares tendered in such tender offer (including 27,858 Shares tendered subject to guarantees of delivery). As a result of such transaction, SSI beneficially owns 6,312,388 Shares, representing approximately 97.2% of the outstanding Shares. Any Shares not tendered in the Offer were converted into the right to receive $10.50 per Share in cash in a subsequent merger of SSI with and into the Company (the "Merger") which was completed on August 26, 1999.

         The purchase price for the Shares was determined pursuant to arms-length negotiations between the parties. Based on information disclosed in a Tender Offer Statement on Schedule 14D-1, dated July 14, 1999, as amended (the "Schedule 14D-1"), filed by SSI, Saturn and an affiliate of Saturn in connection with the Offer and the Merger, the total amount of funds required by SSI to acquire the tendered Shares pursuant to the Offer, to consummate the Merger, to refinance any indebtedness of the Company which may become payable as a result of the Offer and Merger, to pay holders of Company stock options in connection with the Offer and the Merger and to pay estimated fees and expenses related to the Offer and the Merger will be approximately $73.5 million. SSI's source of funds for its acquisition of the Company consisted of borrowings under a revolving credit facility provided by Comerica Bank.

         Other than as described in the Offer to Purchase, dated as of July 14, 1999, filed as Exhibit (a)(1) to the Schedule 14D-1, there was no material relationship between SSI, on the one hand, and the Company, any of its affiliates, any director or officer of the Company or any associate of any such director or officer, on the other hand.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits.

    2.1 Agreement and Plan of Merger, dated as of July 6, 1999, among Saturn Electronics & Engineering, Inc., SSI Acquisition Corp. and the Company (incorporated by reference to Exhibit 2 to Schedule 14D-9 filed with the Securities and Exchange Commission on July 14, 1999 by the Company).

    99.1 Press release of Saturn Electronics & Engineering, Inc. and Smartflex Systems, Inc. dated as of August 26, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 26, 1999                     SMARTFLEX SYSTEMS, INC.


                                            By: /s/ Wallace K. Tsuha, Jr.
                                               --------------------------------
                                               Wallace K. Tsuha, Jr.
                                               Chief Executive Officer




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                                  EXHIBIT INDEX

Exhibit No.            Description
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   2.1                 Agreement and Plan of Merger, dated as of July 6, 1999,
                       among Saturn Electronics & Engineering, Inc., SSI
                       Acquisition Corp. and the Company (incorporated by reference to Exhibit 2 to Schedule 14D-9 filed with the Securities and Exchange Commission on July 14, 1999 by the Company).

   99.1                Press release of Saturn Electronics & Engineering, Inc.
                       and Smartflex Systems, Inc. dated as of August 26, 1999.